UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

VERICHIP CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2008, the Board of Directors of VeriChip Corporation, a Delaware corporation (the “Company”), appointed Steven R. Foland to serve as a member of the Board. In connection with his appointment as a director, Mr. Foland received 50,000 restricted shares of Company common stock, which vest on February 21, 2011. Mr. Foland has been appointed to the Audit Committee and the Compensation Committee. There are no related party transactions, as provided for in Item 404(a) of Regulation S-K, between Mr. Foland and the Company and its affiliates.

As a result of the appointment of Mr. Foland to the Board of Directors, the Board reviewed and revised the Company’s committee composition. The new committee composition is as follows:
•	Audit Committee – Paul Green (Chair), Jeffrey Cobb and Steven Foland

•	Compensation Committee – Jeffrey Cobb (Chair), Steven Foland and Barry Edelstein

•	Nominating and Governance Committee – Barry Edelstein (Chair), Jeffrey Cobb and Paul Green

On February 21, 2008, the Board of Directors of the Company increased non-employee director compensation from $5,000 to $7,500 per quarter. A non-employee director serving as chairman of a committee will receive an additional $2,500 per quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: February 26, 2008

/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer